UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 4, 2013

(Date of earliest event reported)

U.S. PRECIOUS METALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50703	14-1839426
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer I.D. No.)

176 Route 9 North, Suite 306

Marlboro, New Jersey 07728

(Address of Principal Executive Offices)

(732) 851-7707

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Preliminary Statements:

Unless the context requires otherwise, all references to “us,” “we,” “our,” “Company,” or “USPR” means US Precious Metals, Inc. We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”).

Item 1.01. Entry of a Material Definitive Agreement.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Officer, Employment Agreement and Consulting Agreement.

On September 4, 2013, the Company appointed Mr. Hans H. Hertell as the Company’s President, and in connection with such appointment, Daniel Moon resigned as the Company’s President. In addition, on that same date, the Company’s Board of Directors approved an Employment Agreement with Mr. Hertell and a Consulting Agreement with Hertell Group, LLC. (“Hertell Group”). Mr. Hertell is the sole officer and member of Hertell Group. The effective date of both agreements is August 28, 2013.

Under the Employment Agreement, among other terms, we agreed to pay Mr. Hertell an annual salary of $500,000. The salary commences at such time as the Company generates monthly gross revenues from its plasma processing operations of at least one million dollars ($1,000,000) for two (2) consecutive months (“Performance Event”), and (ii) upon the Company achieving the Performance Event, the Base Salary shall commence effective as of the first day of the stated two (2) consecutive month period and shall continue throughout the Term. In addition, upon occurrence of the Performance Event, the Executive will be entitled to receive a stock award of 1,000,000 shares of common stock (“Stock Grant”), which shall vest immediately. Either party may terminate this Agreement by providing at least ten (10) days written notice to the other party.

Under the Consulting Agreement, among other terms, the Hertell Group will provide general business consulting services including but not limited to business development strategy, introduction of prospective business acquisitions or joint venture participation, deal-making, introduction to capital markets, marketing strategies, and other duties as mutually agreed upon by the parties. As consideration or the services, the Hertell Group will receive 9,000,000 shares of common stock of the Company which will be issued immediately. The term of the Consulting Agreement is three years.

The descriptions of the Employment Agreement and Consulting Agreement are not complete, and are qualified in their entirety by reference to each agreement which are filed as exhibits hereto and incorporated herein.

Amendment to RTC Share Exchange Agreement.

On May 11, 2013, the Company entered into a Share Exchange Agreement with Resource Technology Corp., a newly formed Florida corporation (“RTC”), and the RTC shareholders to acquire all of the issued and outstanding shares of RTC in exchange for 300 million shares of common stock of the Company. Please refer to the Company’s Form 8-K filed on May 17, 2013 for a complete description of the foregoing.

On September 10, 2013, the Company amended its Share Exchange Agreement with RTC and the RTC shareholders. Under the amendment, the parties agreed to reduce the number of “Exchange Shares” as defined in Section 4.01 of the Agreement (issuable to the RTC shareholders) from 300,000,000 shares of USPR common stock to 290,000,000 shares of USPR common stock.

Item 8.01 Other Information.

On July 16, 2013 under Form 8-K, the Company reported that the Company’s Board of Directors established a record date of July 9, 2013 (“Record Date”) for proposes of conducting a shareholder vote to approve the Share Exchange Agreement RTC and the RTC shareholders and to increase its authorized shares of common stock from 150,000,000 to 475,000,000.

On September 4, 2013, the Company’s Board of Directors changed the stated Record Date from July 9, 2013 to September 16, 2013.

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements, including, without limitation, (i) statements with respect to the Company’s plans, objectives, expectations and intentions; and (ii) other statements identified by words such as “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control), including, without limitation, the Company’s ability to close the transactions described herein, the ability of the plasma technology to perform as anticipated (which affect the PP LP guarantees) and the Company’s ability to obtain funding to develop its Mexican property and to pay its existing liabilities. You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this Current Report on Form 8-K.  Before you invest in our common stock, you should be aware that the occurrence of the events described in the section entitled “Risk Factors” in our Form 10-K for the Annual Period Ended May 31, 2012 filed on September 13, 2012 and elsewhere in this Current Report on Form 8-K could negatively affect our business, operating results, financial condition and stock price.  Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this Current Report on Form 8-K to conform our statements to actual results or changed expectations.

Item 9.01 Financial Statements and Exhibits.

Incorporation by Reference
Exhibit Number	Exhibit Description	Form	File Number	Exhibit	File Date	Filed herewith
10.14	Employment Agreement dated August 28, 2013 by and between US Precious Metals, Inc., and Hans H. Hertell.					X
10.15	Consultant Agreement dated August 28, 2013 by and between US Precious Metals, Inc., and Hertell Group, LLC.					X
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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. PRECIOUS METALS, INC.

By:	/s/ Jerry Pane
Name: Jerry Pane
Title: Chairman
Date: September 10, 2013